 WARRANT AGREEMENT THIS WARRANT AGREEMENT (this "Agreement") is made and entered into as of June 28, 2001, between BETA OIL "$amp;" GAS, INC., a Nevada corporation (the "Company") and the person identified on the signature page (hereafter the "Holder"). R E C I T A L S WHEREAS, the Company proposes to issue to the Holder 1,250 "A" warrants (the "A Warrants") and 1,250 "B" warrants (the "B Warrants") for each 5,000 shares of 8% Convertible Preferred Stock of the Company (the "Preferred Shares") purchased by Holder. The A Warrants and the B Warrants are together referred to herein as the "Warrants." Each Warrant entitles the holder thereof to purchase one share of Common Stock, $0.001 par value, of the Company (the "Shares" or the "Common Stock") at an exercise price of $9.25 per Share (the "Exercise Price"); and WHEREAS, the Warrants which are the subject of this Agreement will be issued by the Company to Holder in connection with an investment by the Holder pursuant to a private offering by the Company of Units, each Unit consisting of one Preferred Share and one-half of one Warrant (the "Offering"), as described in the Company's Confidential Private Placement Memorandum dated March 20, 2001 (the "Memorandum"). NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows: A G R E E M E N T 1. Warrant Certificates. The warrant certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A and Exhibit B, attached hereto and made a part hereof, with such appropriate variations as are required or permitted by this Warrant Agreement. 2. Right to Exercise Warrants. Each Warrant may be exercised from the date of this Agreement until 11:59 P.M. (Central time) on the date that is five years after the date of this Agreement (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall expire. Each A Warrant and each B Warrant shall entitle its holder to purchase from the Company one share of Common Stock at the Exercise Price subject to adjustment as set forth below. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional shares of capital stock. In the event that a fraction of a Share would, except for the provisions of this paragraph 2, be issuable upon the exercise of this Warrant, or if a Warrant Certificate would otherwise evidence a fraction of a Warrant, the fraction shall be rounded up or down to the nearest whole number. 3. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed prior to its expiration date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest. The Company may, at its discretion, require Holder to furnish a bond or to agree to indemnify Company against loss in the event a lost or missing Warrant Certificate is later presented to the Company. 4. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of Warrants, the full number of Shares deliverable upon the exercise of all outstanding Warrants. The Company covenants that all Shares which may be issued upon exercise of Warrants will be validly issued, fully paid and nonassessable outstanding Shares of the Company. 5. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant Agreement or otherwise, prior to exercise of this Warrant, be entitled to any right whatsoever, either in law or equity, as a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company of any other matter. 6. Callability. The A Warrants are callable at the option of the Company, on and after the date that the Company's Common Stock has traded on any exchange, including the NASD Bulletin Board, at a Market Price, as defined below, at 150% of the Exercise Price for any ten (10) trading days. The B Warrants are callable at the option of the Company, on and after the date that the Company's Common Stock is traded on any exchange, including the NASD Bulletin Board, at a Market Price, as defined below, at 175% of the Exercise Price for any ten (10) days. The Market Price shall be the highest bid price of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, or the highest reported sales price in the over-the-counter market, or in the event the Common Stock is listed on a stock exchange, the Market Price per share shall be the closing price on the exchange, as reported in the Wall Street Journal. 7. Investment Intent. Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no intention of distributing or reselling any of the Warrants, or any of the Company Common Stock acquired upon exercise of a Warrant. 8. Certificates to Bear Language. The Warrants and the certificate or certificates therefor shall bear the following legend by which each holder shall be bound: "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK (OR OTHER SECURITIES) ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE." The Shares and the certificate or certificates evidencing any Company Common Stock shall bear the following legend: "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE." Certificates for Warrants without such legend shall be issued if such warrants or shares are sold pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Act. 9. Registration Rights. The Company shall commence registration of the Shares underlying the Warrants within one (1) year of the offering, as described in the Memorandum. 10. Adjustment of Number of Shares and Class of Capital Stock Purchasable. The Number of Shares and Class of Capital Stock purchasable under this Warrant Agreement are subject to adjustment from time to time as set forth in this Section. (a) Adjustment for Change in Capital Stock. If the Company: (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii)combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (v) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action. For a dividend or distribution in the shares of Common Stock, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification. If after an adjustment the holder of a Warrant upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 10(a), a Warrant may only be exercised by payment in full of the entire Exercise Price currently in effect. (b) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Warrant Agreement. Upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10. 11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder. 12. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument. 13. Notices. All notices or other communications under this Warrant shall be in writing and shall be deemed to have been given if delivered by hand or mailed by first class mail, postage prepaid, addressed as follows: if to the Company: Beta Oil "&" Gas, Inc., 6120 S. Yale, Suite 813, Tulsa, Oklahoma, 74136, Attention: Chief Executive Officer, and to the Holder: at the address of the Holder appearing on the signature page of this Agreement or the records of the Company's transfer agent, if any. Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 13. 14. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Agreement without the approval of any Holders of Warrants in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. Other amendments may be made with the written consent of the persons who are Holders of a majority of all the outstanding A Warrants and B Warrants issued by the Company in the offering. 15. Severability. If for any reason any provision, paragraph or term of this Warrant Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable. 16. Governing Law and Venue. This Warrant shall be deemed to be a contract made under the laws of the state of Oklahoma and for all purposes shall be governed and construed in accordance with the laws of said state. Any proceeding arising under this Warrant Agreement shall be instituted in Tulsa County, state of Oklahoma. 17. Headings. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant Agreement nor constitute a part of this Warrant Agreement for any other purpose. 18. Power Of Attorney. THE SUBSCRIPTION DOCUMENT INCLUDES A POWER OF ATTORNEY WHICH AUTHORIZES THE COMPANY TO EXECUTE THIS WARRANT AGREEMENT ON YOUR BEHALF UPON ACCEPTANCE OF YOUR INVESTMENT IN THIS OFFERING. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written. "COMPANY" BETA OIL "&" GAS, INC. --------------------------------- By: Steve Antry Its: President "HOLDER" --------------------------------- Name --------------------------------- Authorized Signature --------------------------------- Address Tax Identification No.: A WARRANT CERTIFICATE A WARRANT NUMBER ____________ Warrant to Purchase ---------------- Shares BETA OIL "&" GAS, INC. COMMON STOCK PURCHASE WARRANT see reverse for certain definitions will be void if not exercised prior to 11:59 P.M. Pacific Time five years from the date in 2001 that the last A Warrants are issued by the Company This Certifies that_____________________________ for value received, the registered holder or assigns ("Holder"),___________________________________________________________ is entitled to purchase from Beta Oil "&" Gas, Inc., a Nevada corporation (the "Company") at any time after 9:00 A.M. Eastern Time on __________, 2001 at an exercise price of $________ per share (the "Exercise Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares purchasable upon exercise of each warrant evidenced hereby and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. The Warrants expire exactly five years from the date in 2001 that the last A Warrants are issued by the Company ("Expiration Date"). Holder will not have any rights or privileges of as a stockholder of the Company prior to exercise of the Warrants. Holders has certain rights with respect to registration with the Securities and Exchange Commission of the Warrants and Common Stock issuable upon exercise hereof as described in that certain Private Placement Memorandum dated as of March 20, 2001 pursuant to which this Warrant Certificate were issued. Subject to the provisions of the Warrant Agreement, referenced below, the Warrant evidenced hereby may be called for redemption at the option of the Company, on and any time after the date that its Common Stock is traded on any exchange, including the NASD Bulletin Board, at a Market Price, as defined below, at 175% of the Exercise Price for any ten days. The Market Price shall be the highest reported sales price on the NASDAQ National Market System as reported in the Wall Street Journal, if in effect. If not, the highest sales price will be as reasonably determined by the Company. The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof fully executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company prior to the Expiration Date. Payment of such price shall be made at the option of the holder in cash or by certified check or bank draft. The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to ______________ shares of Common Stock of the Company, as described in the Warrant Agreement of even date herewith between Holder and Company. Upon any partial exercise of the Warrant evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes. Dated: __________, 2001 BETA OIL "&" GAS, INC. Secretary Chief Executive Officer SEE LEGEND ON REVERSE THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE. ELECTION TO PURCHASE The undersigned hereby elects irrevocably to exercise the within "A" Warrant and to purchase _______________________ shares of Common Stock of Beta Oil "&" Gas, Inc. and hereby makes payment of $_________ (at the rate of $________ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below. The undersigned represents and warrants that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, please write "unsolicited" in the space below. ------------------------------------------------------ (Insert Name of NASD Member or "Unsolicited") Dated: ________________, 20______ Warrant Holder's Signature: _____________________________________________ INSTRUCTIONS FOR REGISTRATION OF SHARES Name (print) __________________________________________________________________ Address (print) ________________________________________________________________ ASSIGNMENT FOR VALUE RECEIVED, ____________________________________ does hereby sell, assign and transfer unto ____________________________________, the right to purchase ________________shares of Common Stock of Beta Oil "&" Gas, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________________________________ attorney to transfer such right on the books of Beta Oil "&" Gas, Inc., with full power of substitution on the premises. Dated: ________________, 20______ Signature: __________________________________ Notice: The signature of Election to Purchase or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever. If under the Election to Purchase the Registration of Shares differs from the name as written on the face of the within Warrant, and in the case of Assignment, signature(s) must by guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15. Signature Guarantee ________________________________________ B WARRANT CERTIFICATE B WARRANT NUMBER ____________ Warrant to Purchase ---------------- Shares BETA OIL "&" GAS, INC. COMMON STOCK PURCHASE WARRANT see reverse for certain definitions will be void if not exercised prior to 11:59 P.M. Pacific Time five years from the date in 2001 that the last B Warrants are issued by the Company This Certifies that _______________________________ for value received, the registered holder or assigns ("Holder"),_______________________________________________ is entitled to purchase from Beta Oil "&" Gas, Inc., a Nevada corporation (the "Company") at any time after 9:00 A.M. Eastern Time on __________, 2001 at an exercise price of $________ per share (the "Exercise Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares purchasable upon exercise of each warrant evidenced hereby and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. The Warrants expire exactly five years from the date in 2001 that the last B Warrants are issued by the Company ("Expiration Date"). Holder will not have any rights or privileges of as a stockholder of the Company prior to exercise of the Warrants. Holders has certain rights with respect to registration with the Securities and Exchange Commission of the Warrants and Common Stock issuable upon exercise hereof as described in that certain Private Placement Memorandum dated as of March 20, 2001 pursuant to which this Warrant Certificate were issued. Subject to the provisions of the Warrant Agreement, referenced below, the Warrant evidenced hereby may be called for redemption at the option of the Company, on and any time after the date that its Common Stock is traded on any exchange, including the NASD Bulletin Board, at a Market Price, as defined below, at 175% of the Exercise Price for any ten days. The Market Price shall be the highest reported sales price on the NASDAQ National Market System as reported in the Wall Street Journal, if in effect. If not, the highest sales price will be as reasonably determined by the Company. The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof fully executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company prior to the Expiration Date. Payment of such price shall be made at the option of the holder in cash or by certified check or bank draft. The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to ______________ shares of Common Stock of the Company, as described in the Warrant Agreement of even date herewith between Holder and Company. Upon any partial exercise of the Warrant evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes. Dated: __________, 2001 BETA OIL "&" GAS, INC. Secretary Chief Executive Officer SEE LEGEND ON REVERSE THE SECURIT7 beta\warrant agreement IES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE. ELECTION TO PURCHASE The undersigned hereby elects irrevocably to exercise the within "B" Warrant and to purchase _______________________ shares of Common Stock of Beta Oil "&" Gas, Inc. and hereby makes payment of $_________ (at the rate of $________ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below. The undersigned represents and warrants that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, please write "unsolicited" in the space below. ------------------------------------------------------ (Insert Name of NASD Member or "Unsolicited") Dated: ________________, 20______ Warrant Holder's Signature: _____________________________________________ INSTRUCTIONS FOR REGISTRATION OF SHARES Name (print) __________________________________________________________________ Address (print) ________________________________________________________________ ASSIGNMENT FOR VALUE RECEIVED, ____________________________________ does hereby sell, assign and transfer unto ____________________________________, the right to purchase ________________shares of Common Stock of Beta Oil "&" Gas, Inc., evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________________________________ attorney to transfer such right on the books of Beta Oil "&" Gas, Inc., with full power of substitution on the premises. Dated: ________________, 20______ Signature: __________________________________ Notice: The signature of Election to Purchase or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever. If under the Election to Purchase the Registration of Shares differs from the name as written on the face of the within Warrant, and in the case of Assignment, signature(s) must by guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15. Signature Guarantee ________________________________________